UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Triumph Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Triumph Group, Inc.
1550 Liberty Ridge Drive
Suite 100
Wayne, Pennsylvania  19087
(610) 251-1000

Notice of Annual Meeting of Stockholders
To Be Held on July 27, 2006

To the holders of shares of common stock:

You are invited to be present either in person or by proxy at the annual meeting of stockholders of Triumph Group, Inc. to be held at Triumph’s principal executive offices at 1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania 19087, on Thursday, July 27, 2006, beginning at 9:00 a.m., local time, for the following purposes:

1.                To elect all seven directors for the coming year;

2.                To ratify the selection of Ernst & Young LLP as Triumph’s independent registered public accounting firm for the fiscal year ending March 31, 2007;

3.                To approve the amendment and restatement of Triumph’s Amended and Restated Directors’ Stock Incentive Plan (the “Directors’ Plan”) previously named the Directors’ Stock Option Plan (i) to expand the classes of awards to include stock awards and deferred stock units; (ii) to provide for a maximum annual grant limit for each non-employee director of awards representing 1,250 shares of common stock, provided that only for purposes of calculating this maximum annual limit, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock; (iii) to provide for the grant of awards representing up to 2,500 shares of common stock upon an eligible director’s initial election to the Board, provided that only for purposes of calculating such limit, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock; (iv) to provide for the grant of additional awards to any eligible director in the Board’s discretion; and (v) to provide that the definition of “Change in Control” may be otherwise defined in an award agreement; and

4.                To transact any other business as may properly come before the meeting or any postponements or adjournments.

Management currently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

The Board of Directors has fixed the close of business on May 31, 2006, as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments. To make sure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. If you do attend the meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies which are returned properly signed but unmarked will be voted in favor of proposals made by Triumph.

By order of the Board of Directors,

John B. Wright, II
Secretary

June 23, 2006
Wayne, Pennsylvania

Your vote is important

Please fill in, date and sign the accompanying proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting. No postage is necessary if the envelope is mailed in the United States.

Triumph Group, Inc.
1550 Liberty Ridge Drive
Suite 100
Wayne, Pennsylvania 19087
(610) 251-1000

Proxy Statement
For 2006 Annual Meeting of Stockholders
To be held on July 27, 2006

General Information

This proxy statement is sent by the Board of Directors of Triumph Group, Inc., to solicit proxies to be voted at its annual meeting of stockholders on Thursday, July 27, 2006, to be held at 9:00 a.m., local time, at Triumph’s offices at 1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania 19087 and at any adjournments, for the purposes stated in the accompanying notice of the meeting. This proxy statement, the notice and the enclosed proxy card will first be mailed to stockholders entitled to vote on or about June 23, 2006.

Sending a signed proxy will not affect your right to attend the meeting and vote in person because the proxy is revocable. You have the power to revoke your proxy by, among other methods, giving written notice to the Secretary of Triumph at any time before your proxy is exercised or by attending the meeting and voting in person.

When your proxy card is returned properly signed, your shares will be voted according to your instructions. The Board knows of no matters that are likely to be brought before the meeting other than the matters identified in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the meeting, will be authorized to vote or otherwise act according to their judgment in those matters. In the absence of contrary instructions, your shares included on the enclosed proxy will be voted:

•       “FOR” the nominees for director stated thereon,

•       “FOR” the ratification of the selection of Ernst & Young LLP as Triumph’s independent registered public accounting firm for the fiscal year ending March 31, 2007;

•       “FOR” the approval of the amendment and restatement of the Directors’ Plan (i) to expand the classes of awards to include stock awards and deferred stock units; (ii) to provide for a maximum annual grant limit for each non-employee director of awards representing 1,250 shares of common stock, provided that only for purposes of calculating this maximum annual limit, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock; (iii) to provide for the grant of awards representing up to 2,500 shares of common stock upon an eligible director’s initial election to the Board, provided that only for purposes of calculating such limit, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock; (iv) to provide for the grant of additional awards to any eligible director in the Board’s discretion; and (v) to provide that the definition of “Change in Control” may be otherwise defined in an award agreement.

Solicitation of Proxies

Triumph will pay for this proxy solicitation. Officers and other regular employees of Triumph may solicit proxies by mail, in person or by telephone or telecopy. These officers and other regular employees will not receive additional compensation. Triumph is required to pay, upon request, the reasonable expenses incurred by record holders of common stock who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy material and annual stockholder reports to any beneficial owners of common stock they hold of record.

Quorum and Voting Rights

Holders of record of Triumph’s common stock as of the close of business on May 31, 2006, the record date, will be entitled to notice and to vote at the meeting and at any adjournments. Holders of shares of common stock are entitled to vote on all matters brought before the meeting.

As of the record date, there were 16,129,905 shares of common stock outstanding and entitled to vote on the election of directors and all other matters. Holders of common stock will vote on all matters as a class. Each outstanding share of common stock entitles the holder to one vote. All votes will be counted by National City Bank as transfer agent.

The presence in person or by proxy of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting.

Directors will be elected by a plurality of the votes cast by holders of common stock, voting together as a class, represented in person or by proxy at the meeting. Abstentions in the election of directors will be counted for the purpose of determining whether a quorum is present at the meeting but will not be considered as votes cast. Because directors are elected by a plurality of votes, abstentions will not have an impact on their election.

The holders of common stock are entitled to cumulate their votes in the election of directors, which means a holder of common stock may cast as many votes in the aggregate as he or she is entitled to vote multiplied by the number of directors to be elected and to cast all votes for one director nominee or distribute these votes among two or more director nominees, as a holder sees fit. Each holder of common stock may indicate his or her preference on the enclosed proxy. If no preference is indicated, that holder’s votes will be voted pro rata in favor of all nominees indicated. The holders of common stock may not vote for a greater number of persons than the number of nominees named.

Ratification of the audit committee’s selection of Triumph’s independent registered public accounting firm and the approval of the amendment and restatement of the Directors’ Plan will require the favorable vote of a majority of the shares of common stock voting together as a class, represented in person or by proxy at the meeting. Triumph is not aware of any matter, other than as referred to in this proxy statement, to be presented at the meeting. Abstentions in the ratification of the selection of Triumph’s independent registered public accounting firm, approval of the amendment and restatement of the Directors’ Plan and of any other proposals will be counted for the purpose of determining whether a quorum is present at the meeting and as votes cast and will have the effect of a negative vote.

Broker non-votes for all proposals will not be counted in determining the presence of a quorum, will not be considered as votes cast, and will have no effect on the results of the votes.

Proposal No. 1—Election of Directors

The Board currently consists of seven directors:  William O. Albertini, John R. Bartholdson, Richard C. Gozon, Richard C. Ill, Claude F. Kronk, George Simpson and Terry D. Stinson. At the meeting, the stockholders will elect seven directors for a term ending at the next annual meeting of stockholders and until that director’s successor is duly elected and qualified.

The table below lists the name of each person nominated by the Board to serve as a director for the coming year. All of the nominees are currently directors of Triumph with terms expiring at the meeting. Each nominee has consented to be named as a nominee and, to the knowledge of Triumph, is willing to serve as a director, if elected. Should any of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted pro rata “FOR” the election of William O. Albertini, John R. Bartholdson, Richard C. Gozon, Richard C. Ill, Claude F. Kronk, George Simpson and Terry D. Stinson.

Nominees	Age	Year First Elected a Director
Richard C. Ill	63	1993
John R. Bartholdson	61	1993
Richard C. Gozon	67	1993
Claude F. Kronk	74	1993
William O. Albertini	62	1999
George Simpson	63	2002
Terry D. Stinson	64	2004

The principal occupations and qualifications of each nominee for director are as follows:

Richard C. Ill has been President and Chief Executive Officer and a Director of Triumph since 1993. Mr. Ill is a Director of P.H. Glatfelter Company, Airgas, Inc. and Baker Industries and a member of the Advisory Board of Outward Bound, USA.

John R. Bartholdson has been Senior Vice President, Chief Financial Officer and Treasurer and a Director of Triumph since 1993. Mr. Bartholdson is on the Board of Trustees of Old Mutual Advisor Funds, Old Mutual Advisor Funds II, Old Mutual Insurance Series Fund, ING Clarion Real Estate Income Fund, and ING Clarion Global Real Estate Income Fund and is Chairman of the audit committees and serves on the compensation committees of each of these funds. Mr. Bartholdson also serves on the Philadelphia/Washington Advisory Board of FM Global.

Richard C. Gozon has been a Director of Triumph since 1993. Prior to his retirement in 2002, Mr. Gozon served as Executive Vice President of Weyerhaeuser Company, a position which he held for more than five years. Weyerhaeuser Company is an international forest products company. Mr. Gozon serves on the Board of Directors of U.G.I. Corporation, AmerisourceBergen Corporation and AmeriGas Partners, L.P.

Claude F. Kronk has been a Director of Triumph since 1993. Prior to his retirement in 1998, Mr. Kronk served as Vice Chairman and Chief Executive Officer of J&L Specialty Steel, Inc., which is primarily a manufacturer of flat rolled stainless steel in the United States.

William O. Albertini has been a Director of Triumph since May 1999. Mr. Albertini was Executive Vice President and Chief Financial Officer of Bell Atlantic Corp. from 1991 through 1997. In 1997, Mr. Albertini became Executive Vice President and Chief Financial Officer of Bell Atlantic Global Wireless, a wireless communication company, and remained in that position until his retirement in 1999. Mr. Albertini serves on the Board of Directors of Airgas, Inc., BlackRock Inc. and Charming Shoppes, Inc.

George Simpson has been a Director of Triumph since 2002. Prior to his retirement in 2001, Mr. Simpson served as Chief Executive Officer of Marconi Corporation plc, formerly GEC plc, a position which he held since September 1996. Marconi Corporation plc was a communications and information technology company. Until recently this fiscal year, Mr. Simpson served on the Board of Directors of Alstom SA.

Terry D. Stinson has been a Director of Triumph since 2004. Since 2006, Mr. Stinson has been the President-Commercial Operations of the Thomas Group, an operational consulting firm. Mr. Stinson was Chairman and Chief Executive Officer of Xelus, Inc., from 2002 through 2005. Mr. Stinson was Chairman and Chief Executive Officer of Bell Helicopter Textron from 1997 through 2002. Mr. Stinson serves on the Board of Directors of Lennox International Inc. and Enigma, Inc.

The Board recommends that stockholders vote “FOR” each of the nominees. The seven nominees receiving the highest number of affirmative votes will be elected as directors.

Meetings and Committees of the Board

The Board held five (5) meetings during Triumph’s fiscal year ended March 31, 2006 and also acted by unanimous consent in writing. Each of Triumph’s directors attended at least 75% of the aggregate of all meetings of the Board during the fiscal year ended March 31, 2006. In addition, each of Triumph’s directors attended at least 75% of the aggregate of all meetings of all committees of the Board of which he was a member held during the fiscal year ended March 31, 2006. Each director standing for election is expected to attend Triumph’s annual meeting of stockholders. Last year, all of the directors attended the annual meeting of stockholders. Messrs. Albertini, Gozon, Kronk, Simpson and Stinson are all independent as independence is defined in the listing standards of the New York Stock Exchange and in Triumph’s Independence Standards for Directors, which are included as Appendix A to this proxy statement and are posted on Triumph’s website at www.triumphgroup.com.

The standing committees of the Board are the audit committee, the compensation and management development committee and the nominating and corporate governance committee. Triumph does not have an executive committee. All members of the audit committee, the compensation and management development committee and the nominating and corporate governance committee are independent as independence is defined in the listing standards of the New York Stock Exchange and in Triumph’s Independence Standards for Directors, which are included as Appendix A to this proxy statement and are posted on Triumph’s website at www.triumphgroup.com. Richard C. Gozon presides over any executive sessions of non-management directors.

The audit committee, consisting of Messrs. Albertini (Chair), Gozon, Simpson and Stinson, met ten (10) times during the last fiscal year. Triumph’s Board has adopted a charter for the audit committee, which is reviewed at least annually by the audit committee. A copy of the current charter is included as Appendix A to Triumph’s 2004 proxy statement and is posted on Triumph’s website at www.triumphgroup.com. The audit committee assists the Board in its oversight of the integrity of Triumph’s financial statements, the operations and effectiveness of its internal controls, its compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of Triumph’s internal function and the independent registered public accounting firm.

The compensation and management development committee, consisting of Messrs. Gozon (Chair), Kronk and Simpson, met two (2) times during the last fiscal year. Triumph’s Board has adopted a charter for the compensation and management development committee, which is reviewed at least annually by the compensation and management development committee. A copy of the compensation and management development committee charter is posted on Triumph’s website at www.triumphgroup.com and is available in print to any stockholder upon request. The compensation and management development committee periodically reviews and evaluates the compensation of Triumph’s officers and senior management, administers Triumph’s 1996 Stock Option Plan and the 2004 Stock Incentive Plan, establishes guidelines for compensation of other personnel and oversees Triumph’s management development and succession plans.

The nominating and corporate governance committee, consisting of Messrs. Albertini, Kronk (Chair) and Simpson, met three (3) times during the last fiscal year. Triumph’s Board has adopted a charter for the nominating and corporate governance committee, which is reviewed at least annually by the nominating and corporate governance committee. Copies of the nominating and corporate governance committee charter and the corporate governance guidelines are posted on Triumph’s website at www.triumphgroup.com and is available in print to any stockholder upon request. The nominating and corporate governance committee assists the Board in identifying individuals qualified to become Board members, recommending the nominees for directors, developing and recommending corporate governance guidelines for Triumph, and overseeing the evaluation of the Board and management.

The nominating and corporate governance committee will consider nominees for director recommended by stockholders in accordance with the following procedures. As a stockholder, you may recommend any person as a nominee for director of Triumph for consideration by the nominating and corporate governance committee by submitting name(s) and respective supporting information for each named person in writing to the Nominating and Corporate Governance Committee of the Board of Directors, Triumph Group, Inc., 1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania 19087. Recommendations should be received by February 21, 2007 for the 2007 Annual Meeting and should be accompanied by:

•       the name, residence and business address of the nominating stockholder;

•       a representation that the stockholder is a record holder of Triumph stock or holds Triumph stock through a broker, and the number of shares held;

•       information regarding each nominee which would be required to be included in a proxy statement;

•       a description of any arrangements or understandings between and among the stockholder and each nominee; and

•       the written consent of each nominee to serve as a director, if elected.

The nominating and corporate governance committee has not established any specific minimum eligibility requirements for nominees, other than personal and professional integrity, dedication, commitment and, with respect to a majority of the Board, independence, or identified any specific qualities or skills necessary for directors to possess. However, when assessing a candidate’s qualifications, the committee considers the candidate’s experience, diversity, expertise, education, insight, judgment, skills, character, conflicts of interest and background. The committee does not have any specific process for identifying and evaluating nominees. The committee considers candidates proposed by directors, executive officers and stockholders, as well as those identified by third party search firms.

Triumph’s Board adopted a Code of Business Conduct in February 2004, which applies to each of Triumph’s Chief Executive Officer, Chief Financial Officer and Controller (principal accounting officer). The Code of Business Conduct is reviewed at least annually by the Board’s nominating and corporate governance committee. A copy of the Code of Business Conduct is posted on Triumph’s website at www.triumphgroup.com and is available in print to any stockholder upon request.

Communications with Directors

Triumph’s Board of Directors provides a process for stockholders and interested parties to send communications to the Board. Stockholders and interested parties may communicate with any of Triumph’s directors, any committee chair, the non-management directors as a group or the entire Board of Directors by writing to the director, committee chair, non-management directors or the Board in care of Triumph Group, Inc., Attention:  Secretary, 1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania 19087. Communications received by the Secretary for any Triumph director or group of directors are forwarded directly to the director or group of directors. If the communication is addressed to the Board and no particular director is named, the communication will be forwarded, depending on the subject matter, to the appropriate committee chair, all non-management directors or all directors.

Compensation of Directors

Directors who are also employees of Triumph do not receive additional compensation for serving as directors. For the fiscal year ended March 31, 2006, each director who was not an employee of Triumph received an annual fee of $25,000, each chair of a board committee received an additional annual fee of $4,000 and non-chair members of the audit committee received an additional annual fee of $2,000. For the fiscal year ending March 31, 2007, each director who is not an employee of Triumph would, under current arrangements, receive an annual fee of $25,000, but would not receive any additional fees for attendance at meetings. In addition, chairs of board committees would receive an additional annual fee of $4,000 and non-chair members of the audit committee would receive an additional fee of $2,000. Each director who is not an employee of Triumph is entitled to receive options to purchase shares of common stock under the Directors’ Plan and, if Proposal No. 3 is approved, shall also be entitled to receive shares of stock awards and/or deferred stock units under the Directors’ Plan. Any awards granted under the Directors’ Plan are in addition to other compensation paid to those directors. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or its committees.

The Board, with the assistance of the compensation and management development committee, is currently reviewing the compensation paid to non-employee directors in light of industry norms and current corporate governance principles. Thus, for the fiscal year ending March 31, 2007, the compensation paid to directors who are not employees of Triumph may differ from that which would be paid if current arrangements were maintained, but no decision has yet been made.

Report of Audit Committee

The audit committee of the Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board and reviewed annually by the committee and the Board. The members of the audit committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of auditing or accounting, including in respect of auditor independence. However, all committee members are financially literate. In addition, the Board has determined that Mr. Albertini is an “audit committee financial expert” and is considered “independent” as defined in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

Management is responsible for Triumph’s internal controls and the financial reporting process, including the presentation and integrity of our financial statements. Triumph’s independent registered public accounting firm is responsible for, among other things, performing an independent audit of Triumph’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. Triumph’s independent registered public accounting firm is responsible for auditing the effectiveness of Triumph’s internal control over financial reporting and management’s assessment thereof in accordance with standards of the PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The audit committee also selects and approves the compensation of our independent registered public accounting firm.

In fiscal 2006, the audit committee met and held private discussions with management, the independent registered public accounting firm and Triumph’s internal auditors. In addition, the members of the audit committee reviewed (independently or collectively) Triumph’s financial statements before such statements were filed with the SEC in Triumph’s periodic reports on Forms 10-Q and 10-K and all press releases containing earnings reports. Management represented to the audit committee that Triumph’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee reviewed and discussed the financial statements with management and the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61, Communication with Audit Committees.

Triumph’s independent registered public accounting firm, Ernst & Young LLP, also provided to the audit committee the written disclosures required by Rule 3600T of the PCAOB, which adopts on an interim basis Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the audit committee its independence. The audit committee also considered the compatibility of non-audit services with Ernst & Young LLP’s independence. Based on these discussions and disclosures, the audit committee concluded that Ernst & Young LLP is independent from Triumph and its management.

Based on the audit committee’s discussion with management and the independent registered public accounting firm and its review of the representation of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended that the Board include the audited financial statements in Triumph’s Annual Report on Form 10-K for the year ended March 31, 2006, to be filed with the SEC.

Audit Committee

William O. Albertini (Chairman)
Richard C. Gozon
George Simpson
Terry D. Stinson

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Triumph specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

Executive Compensation

The following table summarizes the compensation paid to the President and Chief Executive Officer and to each of the four most highly compensated executive officers of Triumph, other than the President and Chief Executive Officer, for the fiscal years ended March 31, 2006, 2005 and 2004. Information regarding Triumph’s executive officers is incorporated herein by reference to the 2006 Annual Report on Form 10-K enclosed with this Proxy Statement.

“Bonus” consists of cash bonuses earned in the fiscal year identified, of which only a portion was paid the following fiscal year to Messrs. Ill and Bartholdson at their request and the balance was deferred.

“Other Annual Compensation” reflects amounts contributed by Triumph to its 401(k) Plan for the benefit of the named employee.

“All Other Compensation” consists of imputed income related to Triumph’s Supplemental Executive Retirement Plan (“SERP”), imputed income related to group term life insurance, tax preparation allowances and allowance for personal use of Triumph’s airplane.

Summary Compensation Table

								Securities
								Underlying
Name and Principal	Annual Compensation				Other Annual	Restricted		Options/SARS	All Other
Position	Year		Salary	Bonus	Compensation(1)	Stock Awards		(#)	Compensation(2)
Richard C. Ill	2006		$555,000	$425,000	$6,750	$247,547.66	(3)	11,160	$16,355	(4)
President and Chief	2005		530,000	70,000	6,300	—		0	16,416	(5)
Executive Officer	2004		510,000	150,000	6,000	—		40,000	10,868	(6)
John R. Bartholdson	2006		$416,667	$240,000	$6,420	$191,557.28	(7)	8,640	$12,320	(8)
Senior Vice President,	2005		410,000	50,000	6,263	—		0	11,424	(9)
Chief Financial Officer	2004		395,000	110,000	6,741	—		40,000	8,995	(10)
and Treasurer
Lawrence J. Resnick	2006		$285,000	$175,000	$6,426	$130,876.82	(11)	5,900	$3,169	(12)
Senior Vice President—	2005		280,000	80,000	6,274	—		0	974	(13)
Operations	2004		245,500	100,000	6,213	—		20,000	952	(14)
John B. Wright, II	2006		$194,167	$90,000	$3,925	$88,874.08	(16)	4,000	$966	(17)
Vice President, General	2005	(15)	146,154	50,000	—			10,000	684	(18)
Counsel and Secretary
Kevin E. Kindig	2006		$162,000	$60,000	$4,860	$74,533.84	(19)	3,360	$768	(20)
Vice President and	2005		159,500	30,000	$4,785	—		0	756	(21)
Controller	2004		154,000	30,000	4,620	—		20,000	748	(22)

(1)             Amounts included in this column relate to the Company’s match for contributions to the 401(k) plan.

(2)             Amounts included in this column which relate to compensation received in connection with the SERP represent the income imputed to each executive officer for each of the years shown. The SERP was amended effective January 1, 2003. See the discussion under the “Supplemental Executive Retirement Plan.”

(3)             Mr. Ill was granted an aggregate of 5,591 shares of restricted common stock on April 22, 2005. Such shares had a value of $247,457.66 at the end of fiscal 2006. The shares vest after four years. Triumph will not pay dividends on the shares of restricted stock.

(4)             Includes:  (i) $2,796, representing income imputed to the executive officer pursuant to the SERP; (ii)  $4,902, representing income imputed to the executive officer under Triumph’s group term life insurance policy; (iii) a tax preparation allowance of  $4,380; and (iv) $4,227 representing allowance for personal use of Triumph’s airplane.

(5)             Includes:  (i) $2,601, representing income imputed to the executive officer pursuant to the SERP; (ii) $4,902, representing income imputed to the executive officer under Triumph’s group term life insurance policy; (iii) a tax preparation allowance of $4,066; and (iv) $4,847 representing allowance for personal use of Triumph’s airplane.

(6)             Includes:  (i) $2,434, representing income imputed to the executive officer pursuant to the SERP; (ii) $4,902, representing income imputed to the executive officer under Triumph’s group term life insurance policy; and (iii) a tax preparation allowance of $3,532.

(7)             Mr. Bartholdson was granted an aggregate of 4,328 shares of restricted common stock on April 22, 2005. Such shares had a value of $191,557.28 at the end of fiscal 2006. The shares vest after four years. Triumph will not pay dividends on the shares of restricted stock.

(8)             Includes:  (i) $1,862, representing income imputed to the executive officer pursuant to the SERP; (ii)  $3,870, representing income imputed to the executive officer under Triumph’s group term life insurance policy; (iii) a tax preparation allowance of  $4,380; and (iv) $2,208 representing allowance for personal use of Triumph’s airplane.

(9)             Includes:  (i) $1,742, representing income imputed to the executive officer pursuant to the SERP; (ii) $3,870, representing income imputed to the executive officer under Triumph’s group term life insurance policy; (iii) a tax preparation allowance of $4,066; and (iv) $1,746 representing allowance for personal use of Triumph’s airplane.

(10)       Includes:  (i) $1,593, representing income imputed to the executive officer pursuant to the SERP; (ii) $3,970, representing income imputed to the executive officer under Triumph’s group term life insurance policy; and (iii) a tax preparation allowance of $3,532.

(11)       Mr. Resnick was granted an aggregate of 2,957 shares of restricted common stock on April 22, 2005. Such shares had a value of $130,876.82 at the end of fiscal 2006. The shares vest after four years. Triumph will not pay dividends on the shares of restricted stock.

(12)       Includes:  (i) $344, representing income imputed to the executive officer pursuant to the SERP; (ii)  $630, representing income imputed to the executive officer under Triumph’s group term life insurance policy; and (iii) $2,195 representing allowance for personal use of Triumph’s airplane.

(13)       Includes:  (i) $344, representing income imputed to the executive officer pursuant to the SERP; and (ii) $630, representing income imputed to the executive officer under Triumph’s group term life insurance policy.

(14)       Includes:  (i) $322, representing income imputed to the executive officer pursuant to the SERP; and (ii) $630, representing income imputed to the executive officer under Triumph’s group term life insurance policy.

(15)       Mr. Wright joined Triumph on July 12, 2004.

(16)       Mr. Wright was granted an aggregate of 2,008 shares of restricted common stock on April 22, 2005. Such shares had a value of $88,874.08 at the end of fiscal 2006. The shares vest after four years. Triumph will not pay dividends on the shares of restricted stock.

(17)       Includes $966 representing income imputed to the executive officer under Triumph’s group term life insurance policy.

(18)       Includes $684 representing income imputed to the executive officer under Triumph’s group term life insurance policy.

(19)       Mr. Kindig was granted an aggregate of 1,684 shares of restricted common stock on April 22, 2005. Such shares had a value of $74,533,84 at the end of fiscal 2006. The shares vest after four years. Triumph will not pay dividends on the shares of restricted stock.

(20)       Includes:  (i) $138, representing income imputed to the executive officer pursuant to the SERP; and (ii)  $630, representing income imputed to the executive officer under Triumph’s group term life insurance policy.

(21)       Includes:  (i) $126, representing income imputed to the executive officer pursuant to the SERP; and (ii) $630, representing income imputed to the executive officer under Triumph’s group term life insurance policy.

(22)       Includes:  (i) $118, representing income imputed to the executive officer pursuant to the SERP; and (ii) $630, representing income imputed to the executive officer under Triumph’s group term life insurance policy.

Option Grants In Last Fiscal Year

The following table lists, for each of the named executive officers, information about options granted under the Triumph’s 2004 Stock Incentive Plan during the fiscal year ended March 31, 2006.

The following options were granted on April 22, 2005. The options vest in three equal installments on each of the first, second, and third anniversaries of the grant date.

The exercise price for each option is equal to the fair market value of the common stock on the date of grant.

Potential realizable value is based on the assumed annual growth rates listed, compounded annually for the ten-year option term.

The dollar amounts set forth under this heading are the results of calculations required by the SEC and are not intended to forecast possible future appreciation, if any, of the value of the common stock.

	Individual Grants
	Number of	% of Total
	Securities	Options			Potential Realizable Value At
	Underlying	Granted	Exercise or		Assumed Annual Rates of Stock
	Options	to Employees in	Base Price	Expiration	Appreciation for Option Term
Name	Granted (#)	Fiscal Year	($/sh)	Date	5%	10%
Richard C. Ill	11,160	9.64%	$30.74	4/22/15	$215,800.26	$546,629.67
John R. Bartholdson	8,640	7.46%	$30.74	4/22/15	$167,001.49	$423,197.93
Lawrence J. Resnick	5,900	5.09%	$30.74	4/22/15	$114,040.37	$288,989.32
John B. Wright, II	4,000	3.45%	$30.74	4/22/15	$77,315.50	$195,924.96
Kevin E. Kindig	3,360	2.90%	$30.74	4/22/15	$64,895.02	$164,576.97

Fiscal Year End Option Values

The following table lists, for each of the named executive officers, information about the value of unexercised options at March 31, 2006.

The fair market value of “in-the-money” options was calculated based on the difference between the exercise price of the options held and the closing price per share for common stock on the NYSE of $44.26 on March 31, 2006, multiplied by the number of options held.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable	Value of Underlying In-the-Money Options at Fiscal Year End ($) Exercisable/ Unexercisable
Richard C. Ill	35,000	$827,072.48	118,000/11,160	$952,270/$150,883
John R. Bartholdson	51,216	1,055,987.95	101,784/8,640	663,266/116,812
Lawrence J. Resnick	0	0	79,367/5,900	1,088,825/79,768
John B. Wright, II	0	0	10,000/4,000	117,700/54,080
Kevin E. Kindig	0	0	52,000/3,360	617,484/45,427

Supplemental Executive Retirement Plan

Triumph adopted a Supplemental Executive Retirement Plan (“SERP”) in 1999 for certain executive employees, including four (4) of the named executive officers. The SERP was last amended effective November 1, 2003. SERP benefits are payable upon normal retirement, which is age 65. Early retirement benefits are available with an actuarial reduction for early commencement.

The compensation committee determines the annual benefit for each participant and designs the individualized SERP packages accordingly. The maximum annual SERP benefit payable at age 65 for Messrs. Ill, Bartholdson, Resnick, and Kindig is $360,515, $311,854, $54,132 and $19,749, respectively.

These benefits are fixed amounts, but are subject to change with the approval of the compensation committee. The SERP is considered unfunded for tax purposes and for purposes of Title I of ERISA.

Employment Agreements

Triumph entered into employment agreements with Richard C. Ill and John R. Bartholdson, effective January 1, 2003, pursuant to which Messrs. Ill and Bartholdson serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively, of Triumph through December 31, 2006, unless earlier terminated by the Board or, in certain circumstances following a change in control transaction, by the executive. These agreements provide for an annual salary to Mr. Ill of not less than $635,000 and to Mr. Bartholdson of not less than $440,000, plus incentive compensation as determined by the Board or the compensation and management development committee, by authority delegated by the Board, and comparable benefits and perquisites given to other members of senior management. The annual base salaries of Messrs. Ill and Bartholdson are subject to increases as shall be approved by the Board, with such increases constituting the new base salaries of Messrs. Ill and Bartholdson for purposes of their respective employment agreements. Messrs. Ill and Bartholdson are entitled to severance and other payments following the earlier termination of employment by Triumph or upon termination by the executive following a change in control of Triumph. The executive may terminate his employment following a change in control transaction, if as a result of this change in control, the executive in good faith is unable to carry out his duties and responsibilities, the executive is required to accept a material reduction in his duties and responsibilities, or a geographical relocation, the executive’s current base salary, incentive compensation or benefits and perquisites are reduced, the successor company fails to assume the executive’s employment agreement, or any other material breach by Triumph or the successor company under the executive’s employment agreement. In the event of any early termination (other than for “cause,” death or disability), Messrs. Ill and Bartholdson are entitled to receive a severance payment from Triumph equal to one-twelfth of their respective salaries for 24 months, to fully vested rights in the SERP (or in any replacement or supplemental plan designed to provide such benefits) and to the acceleration of any unvested stock options, and the termination of any forfeiture provisions applicable to restricted stock. Messrs. Ill and Bartholdson are required to devote substantially all of their time and effort during normal business hours (reasonable sick leave and vacations excepted) to the business and affairs of Triumph.

Triumph has also entered into employment agreements with each of Lawrence J. Resnick, effective January 1, 2003 and John B. Wright, II, effective July 12, 2004. Pursuant to his employment agreement, Mr. Resnick serves as Vice President of Triumph through December 31, 2006, unless earlier terminated by the Board, or in certain circumstances following a change in control transaction by the executive. Mr. Resnick was promoted to Senior Vice President—Operations effective April 1, 2004. Pursuant to his employment agreement, Mr. Wright serves as Vice President, General Counsel and Corporate Secretary of Triumph through December 31, 2006, unless earlier terminated by the Board or, in certain circumstances following a change in control transaction, by the executive.

These agreements provide for an annual salary to Mr. Resnick of not less than $303,750 and to Mr. Wright of not less than $212,000, plus incentive compensation as determined by the Board or the compensation and management development committee, by authority delegated by the Board, and comparable benefits and perquisites given to other members of senior management. The annual base salaries of Messrs. Resnick and Wright are subject to increases as shall be approved by the Board, with such increases constituting the new base salaries of Messrs. Resnick and Wright for purposes of their respective employment agreements. Messrs. Resnick and Wright are entitled to severance and other payments following the earlier termination of employment by Triumph or upon termination by the executive following a change in control of Triumph. The executive may terminate his employment following a change in control transaction, if as a result of this change in control, he in good faith is unable to carry out his duties and responsibilities, he is required to accept a material reduction in his duties and responsibilities, or a geographical relocation, the executive’s current base salary, incentive compensation or benefits and perquisites are reduced, the successor company fails to assume his employment agreement, or any other material breach by Triumph or the successor company under the executive’s employment agreement. In the event of any early termination (other than for “cause,” death or disability), Messrs. Resnick and Wright are entitled to receive a severance payment from Triumph equal to one-twelfth of their salaries for 24 months and 12 months, respectively, and to the acceleration of any unvested stock options. Mr. Resnick is also entitled to fully vested rights in the SERP (or in any replacement or supplemental plan designed to provide such benefits in the event of any early termination (other than for “cause,” death or disability)). Messrs. Resnick and Wright are required to devote substantially all of their time and effort during normal business hours (reasonable sick leave and vacations excepted) to the business and affairs of Triumph.

Report of Compensation and Management Development Committee on Executive Compensation

Overall Policy

Triumph’s executive compensation program is designed to be closely linked to corporate performance and results. To this end, Triumph has developed an overall compensation plan to provide its executive officers with the opportunity to earn cash compensation plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for Triumph’s stockholders. Triumph’s compensation strategy is to place the major portion of total compensation at risk in the form of annual incentives and long-term, stock-based compensation programs. The overall objectives of this strategy are to attract and retain the best and most experienced executive talent, to motivate these executives to achieve the goals inherent in Triumph’s business strategy, to link executive and stockholder interests through equity-based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

The compensation and management development committee receives from time to time comprehensive data and analyses from independent compensation consultants who evaluate Triumph’s compensation program against industry and peer group norms. Triumph seeks to offer base salaries for Triumph’s executive officers at levels that are competitive with its industry group, that is, companies of similar size in the aviation and general manufacturing industries. In addition, Triumph provides significant incentive opportunities for its executive officers. Triumph’s target for total cash compensation opportunities (salary plus bonus) is between the median and the 75th percentile for its industry group, with significant variability based on company-wide, business unit and individual performance. Triumph’s annual incentive plan for executive officers is tied to business plans using a performance matrix based on consolidated return on operating assets, operating income and earnings per share. For the two most highly compensated executive officers, Triumph’s target for annual incentive awards, as a percentage of annual base compensation, is 70% and 55%, respectively, and their maximum annual incentive awards are 140% and 110%, respectively. Triumph’s other executive officers have annual incentive award opportunities which are determined by the executive officer’s job function and level within Triumph. The actual award is established by the President and Chief Executive Officer of Triumph based on the performance of Triumph and the individual, subject to the review and approval of the compensation and management development committee. Stock options and restricted stock are awarded to executive officers and other management employees to align the interest of Triumph’s management with those of its stockholders.

The compensation and management development committee determines the compensation of Richard C. Ill, the President and Chief Executive Officer of Triumph, and of John R. Bartholdson, the Senior Vice President, Chief Financial Officer and Treasurer of Triumph. In addition, the Board reviews the compensation proposed by Messrs. Ill and Bartholdson to be awarded to Triumph’s other executive officers, Triumph’s two group presidents, and the presidents and certain other key executives of each of Triumph’s operating locations.

As discussed above, the key elements of Triumph’s executive compensation consist of base salary, annual bonus, and options and restricted stock granted under Triumph’s option plans. The compensation and management development committee’s policies for each of these elements, including the basis for the compensation awarded to Mr. Ill, Triumph’s President and Chief Executive Officer, are discussed below.

In addition, while the elements of compensation described below are considered separately, the compensation and management development committee takes into account the full compensation package afforded by Triumph to the individual, including matching under its 401(k) plan, insurance and other benefits including the individual’s participation in the SERP and Triumph’s company-owned life insurance program, as well as the programs described below.

Base Salaries

Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies in Triumph’s industry group. Annual salary adjustments are determined by evaluating the performance of Triumph and of each executive officer, and also take into account new responsibilities.

For the fiscal year ended March 31, 2006, the compensation and management development committee deferred increases in base salary for Triumph’s executive officers and group presidents pending the completion of the first six months of fiscal 2006 and the receipt of the report of an independent compensation consultant selected by the committee. Based upon Triumph’s results for the six months ended September 30, 2005 and the report of the compensation consultant, the compensation and management development committee approved certain increases in the base salaries of Triumph’s executive officers and group presidents, which were effective November 1, 2005. In adjusting the base salary granted to Mr. Ill for the remainder of fiscal year ended March 31, 2006, the compensation and management development committee took into account a comparison of base salaries of chief executive officers of Triumph’s industry group, the extent of Triumph’s success in meeting its financial objectives in that fiscal year, the success of Triumph’s financial performance compared with similar companies engaged in providing products and services to the aviation industry, the economic conditions encountered within the aviation industry generally, the performance of the common stock and the ability of Triumph to enhance stockholder value generally and the assessment by the compensation and management development committee of Mr. Ill’s individual performance. The compensation and management development committee also took into account the longevity of Mr. Ill’s service to Triumph and its belief that Mr. Ill is an excellent representative of Triumph to the public by virtue of his stature in the community and the industry. As a result, although Mr. Ill’s base salary was maintained at the rate of $530,000 for the first seven months of fiscal 2006, it was increased as of November 1, 2005 to an annual rate of $590,000.

Annual Bonus

Incentive compensation awards to executive officers under Triumph’s annual bonus program constitute performance-based compensation. At the 2002 annual meeting of stockholders, Triumph received stockholder approval of the material terms of performance goals for the incentive compensation awards to be awarded to Triumph’s executive officers during the next five years. As a result, Triumph is now able to receive tax deductions for annual bonuses awarded to executive officers until the 2007 annual meeting. Triumph intends in the future to fully comply with the requirements for full deductibility. However, the compensation and management development committee reserves the right to authorize compensation that may not be fully deductible if it determines that it is in the best interest of Triumph to do so.

Triumph’s executive officers are eligible for an annual cash bonus. The corporate performance measure for bonus payments is tied to earnings per share. Where appropriate, individual non-financial performance measures are considered in determining bonuses.

For the two most highly compensated executive officers, Triumph’s target for annual incentive awards for the fiscal year ended March 31, 2006, as a percentage of annual base compensation, was 70% and 55%, respectively, and their maximum annual incentive awards are 140% and 110%, respectively. No payment under the annual incentive plan to any one executive officer in any fiscal year shall exceed $1.5 million.

Triumph did meet its planned levels of performance for the year in earnings per share goals for the fiscal year ended March 31, 2006. As the financial performance goals were met, Mr. Ill’s bonus was $425,000 for fiscal year ended March 31, 2006, which is an increase of 507% from the prior year’s bonus of $70,000.

Stock Options

Under Triumph’s 2004 Stock Incentive Plan, stock options may be granted to Triumph’s executive officers as well as its other employees. The compensation and management development committee sets guidelines for the size of stock option awards based on similar factors, including competitive compensation data, as are used to determine base salaries and annual bonus. In the event of poor corporate performance, the compensation and management development committee may elect not to award options.

Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant, vest over four years and may be exercised for up to ten years from the date of grant. This approach is designed to incentivize the creation of stockholder value over the long term because the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

During the fiscal year ended March 31, 2006, 33,060 options to purchase shares of common stock were granted to executive officers of Triumph. The compensation committee believes that significant equity interests in Triumph held by Triumph’s management align the interests of stockholders and management.

Restricted Stock

Effective April 22, 2005, the compensation and management development committee awarded shares of restricted stock to the executive officers of Triumph and certain executive officers of Triumph’s subsidiaries subject to adjustment based upon the extent to which Triumph achieved an established performance objective in fiscal 2006, including the possibility of elimination altogether if performance was sufficiently below that objective. The awards were made in recognition of the significant growth of Triumph under their leadership and to incentivize management to maximize the performance of Triumph. Based upon the extent to which Triumph achieved the established performance objective for fiscal 2006, a total of 54,898 shares of restricted stock were ultimately awarded. The restricted stock awards are each subject to full forfeiture, in the manner set forth in the restricted stock award, if the respective executive voluntarily resigns from Triumph within four (4) years of the grant.

Effective January 3, 2001, the compensation and management development committee awarded 17,000 shares and 10,000 shares of restricted stock to Messrs. Ill and Bartholdson, respectively. The awards were in recognition of the significant growth of Triumph under their leadership and, in the opinion of the compensation and management development committee, brings the overall compensation for these two executives in line with senior executives at other companies in Triumph’s peer group that demonstrate superior performance. As of March 31, 2006, all 17,000 shares of Mr. Ill’s restricted stock and all 10,000 shares of Mr. Bartholdson’s restricted stock were vested.

Conclusion

Through the programs described above, a significant portion of Triumph’s executive compensation is linked directly to individual and corporate performance and stock price performance relative to that of the overall market as well as the industry index. The compensation and management development committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

Compensation and Management Development Committee

Richard C. Gozon (Chairman)
Claude F. Kronk
George Simpson

This report of the compensation and management development committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Triumph specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934, and shall not be deemed soliciting material.

Compensation Committee Interlocks and Insider Participation

The compensation and management development committee of the Board is composed of Richard C. Gozon, Claude F. Kronk and George Simpson. None of the members of the compensation and management development committee are officers or employees of Triumph or any of its subsidiaries nor have any of them ever been officers or employees of Triumph or any of its subsidiaries during the fiscal year ended March 31, 2006.

Security Ownership of Principal Stockholders and Management

As of May 31, 2006, the following nominees for director, the following executive officers, all directors and executive officers as a group, and the following 5% beneficial owners, were known to Triumph to be beneficial owners (as defined in regulations issued by the SEC) of the outstanding common stock shown below.

A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this proxy statement upon the exercise of options and warrants. Each beneficial owner’s percentage ownership is determined by assuming that options and warrants that are held by that person (but not those held by any other person) and that are exercisable within 60 days from the date of this proxy statement have been exercised.

Unless otherwise indicated, the address of each person identified is c/o 1550 Liberty Ridge, Suite 100, Wayne, Pennsylvania 19087.

Unless otherwise noted, Triumph believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

The percent of total shares outstanding is based upon 16,129,905 outstanding shares of common stock.

	Shares Beneficially Owned
Name	Number	Percent of Total Shares Outstanding
Richard C. Ill(1)	329,049	2.0%
John R. Bartholdson(2)(3)	266,610	1.6%
Lawrence J. Resnick(4)	127,061	*
John B. Wright, II(5)	13,341	*
Kevin E. Kindig(6)(7)	25,567	*
Richard C. Gozon(8)	77,262	*
Claude F. Kronk(9)	71,136	*
William O. Albertini(10)	21,667	*
George Simpson(11)	13,667	*
Terry D. Stinson(12)	2,167	—
Dimensional Fund Advisors Inc.(13)	1,389,700	8.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Merrill Lynch & Co., Inc.(14)	2,344,077	14.5%
800 Scudders Mill Road
Plainsboro, NJ 08536
Private Capital Management, L.L.P.(15)	2,276,943	14.1%
8889 Pelican Bay Boulevard
Suite 500
Naples, FL 34108
All executive officers and directors as a group (10 persons)	947,527	5.7%

*                    Less than one percent.

(1)                Mr. Ill currently holds stock options to purchase 120,880 shares of common stock, which options may be exercised in the next 60 days. The amount shown in the table also includes 5,591 shares of restricted common stock, none of which have vested as of May 31, 2006.

(2)                Mr. Bartholdson currently holds stock options to purchase 105,504  shares of common stock, which options may be exercised in the next 60 days. The amount shown in the table also includes 4,328 shares of restricted common stock, none of which have vested as of May 31, 2006.

(3)                Mr. Bartholdson disclaims beneficial ownership of 4,650 shares of common stock beneficially owned by his daughter.

(4)                Mr. Resnick currently holds options to purchase 81,334 shares of common stock, which options may be exercised in the next 60 days. The amount shown in the table also includes 2,957 shares of restricted common stock, none of which have vested as of May 31, 2006.

(5)                Mr. Wright currently holds stock options to purchase 11,333 shares of common stock, which options may be exercised in the next 60 days. The amount shown in the table also includes 2,008 shares of restricted common stock, none of which have vested as of May 31, 2006.

(6)                Mr. Kindig currently holds stock options to purchase 8,120 shares of common stock, which options may be exercised in the next 60 days. The amount shown in the table also includes 1,684 shares of restricted common stock, none of which have vested as of May 31, 2006.

(7)                Mr. Kindig disclaims beneficial ownership of 210 shares of common stock beneficially owned by his children.

(8)                Mr. Gozon currently holds stock options to purchase 6,167 shares of common stock, which options may be exercised in the next 60 days.

(9)                Mr. Kronk currently holds stock options to purchase 6,167 shares of common stock, which options may be exercised in the next 60 days.

(10)           Mr. Albertini currently holds stock options to purchase 4,167 shares of common stock, which options may be exercised in the next 60 days.

(11)           Mr. Simpson currently holds stock options to purchase 3,667 shares of common stock, which options may be exercised in the next 60 days.

(12)           Mr. Stinson currently holds stock-options to purchase 2,167 shares of common stock, which options may be exercised in the next 60 days.

(13)           According to the Schedule 13G filed by Dimensional Fund Advisors Inc.

(14)           According to the Schedule 13G filed with the SEC by Merrill Lynch & Co., Inc.

(15)           According to the Schedule 13G filed with the SEC by Private Capital Management, Inc.

Performance Graph

The following graph compares the percentage change in cumulative total stockholder return on the common stock, on a quarterly basis, from March 31, 2001 to the present with the cumulative total return over the same period of (i) the Aerospace/Defense Industry Index published by Standard & Poor’s and (ii) the Russell 2000 index. Triumph has not paid cash dividends on its common stock. Historic stock price is not indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG TRIUMPH GROUP, INC., THE RUSSELL 2000 INDEX
AND THE S & P AEROSPACE & DEFENSE INDEX

*                    $100 invested on 3/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

Certain Relationships and Related Transactions

No information is required under this item.

Proposal No. 2—Ratification of Selection of Registered Public Accounting Firm

The audit committee has selected Ernst & Young LLP as Triumph’s independent registered public accounting firm for the fiscal year ending March 31, 2007 and the stockholders are asked to ratify this selection. Ernst & Young LLP has served as the independent registered public accounting firm for Triumph since 1993. All audit services provided by Ernst & Young LLP are approved by the audit committee. Ernst & Young LLP has advised Triumph that it has no direct or material indirect interest in Triumph or its affiliates. Representatives of Ernst & Young LLP are expected to attend the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The favorable vote of a majority of shares of common stock entitled to vote at the meeting, voting together as a class, is required to approve the ratification of the selection of independent registered public accounting firm.

Audit Fees

Ernst & Young LLP’s fees associated with the annual audit of financial statements and in 2006, the audit of internal control of financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q, assistance with and review of documents filed with the SEC, issuance of comfort letters and consents, and accounting consultation for the fiscal years ended March 31, 2006 and March 31, 2005 were $2,084,500 and $2,346,531, respectively.

Audit-Related Fees

Ernst & Young LLP’s fees for the fiscal years ended March 31, 2006 and March 31, 2005 for assurance and related services that were reasonably related to the performance of the audits or reviews of Triumph’s financial statements were $118,185 and $109,700, respectively. These services consisted primarily of employee benefit plan audits, financial due diligence in connection with certain acquisitions, and consultation concerning matters related to Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

Ernst & Young LLP’s fees for the fiscal years ended March 31, 2006 and March 31, 2005 for tax compliance, tax advice and tax planning were $63,933 and $62,557, respectively.

All Other Fees

Ernst & Young LLP did not perform any professional services other than audit services, assurance and related services with respect to audits and reviews and tax services in the fiscal years ended March 31, 2006 and March 31, 2005.

The audit committee pre-approved the engagement of Ernst & Young LLP to render all of the audit and the permitted non-audit services described above. Triumph’s audit committee has determined that Ernst & Young LLP’s rendering of all other non-audit services is compatible with maintaining auditor independence. The audit committee has delegated to its chair the right to pre-approve all audit services, subject to ratification by the audit committee at its next meeting.

The Board recommends that stockholders vote “FOR” the ratification of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2007.

Proposal No. 3—Approval of the Amendment and Restatement of
Triumph Group, Inc.’s Amended and Restated Directors’ Stock Incentive Plan
(Previously Named the Directors’ Stock Option Plan)

Proposed Amendments to Directors’ Plan

Proposal No. 3—Proposal to approve the amendment and restatement of  the Directors’ Plan (i) to expand the classes of awards to include stock awards and deferred stock units, (ii) to provide for a maximum annual grant limit for each non-employee director of awards representing 1,250 shares of common stock, provided that only for purposes of calculating this maximum annual limit, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock, (iii) to provide for the grant of awards representing up to 2,500 shares of common stock upon an eligible director’s initial election to the Board, provided that only for purposes of calculating such limit, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock, (iv) to provide for the grant of additional awards to any eligible director in the Board’s discretion, and (v) to provide that the definition of “Change in Control” may be otherwise defined in an award agreement.

On June 20, 2006, the Board approved the amendment and restatement of the Directors’ Plan (i) to expand the classes of awards to include stock awards and deferred stock units, (ii) to provide for a maximum annual grant limit for each non-employee director of awards representing 1,250 shares of common stock, provided that only for purposes of calculating this maximum annual limit, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock, (iii) to provide for the grant of awards representing up to 2,500 shares of common stock upon an eligible director’s initial election to the Board, provided that only for purposes of calculating such limit, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock, (iv) to provide for the grant of additional awards to any eligible director in the Board’s discretion, and (v) to provide that the definition of “Change in Control” may be otherwise defined in an award agreement. This plan is the equity compensation plan under which we make grants to non-employee directors. This amendment and restatement will not be effective until it is approved by Triumph’s stockholders at the annual meeting. In accordance with applicable stock exchange listing standards, the Board is asking Triumph’s stockholders to approve this amendment and restatement.

A stock award is an award or issuance of shares of our common stock, subject to a risk of forfeiture and shall vest at such time and in such installments as determined by the Board; provided that the vesting of stock awards may be subject to the attainment of performance goals. The non-employee director shall have the rights equivalent to those of a stockholder and shall be a stockholder only after shares of common stock are issued to him pursuant to the terms of the stock award agreement.

A deferred stock unit is the right to receive shares of our common stock in the future, subject to a risk of forfeiture. Deferred stock units shall vest at such time and in such installments as determined by the Board; provided, however, that the vesting of deferred stock units may be subject to the attainment of performance goals. The non-employee director shall be a stockholder only after shares of common stock are issued to him pursuant to the terms of the deferred stock unit agreement. The non-employee director may be given certain rights equivalent to those of a stockholder, such as dividend equivalent rights, pursuant to the terms of the deferred stock unit agreement before shares are issued.

The Directors’ Plan is the equity compensation plan under which we make grants to non-employee directors. We believe that the ability to grant stock awards and deferred stock units in addition to stock options to our non-employee directors will allow us additional flexibility to recognize the value and service which our non-employee directors provide to us in a manner that is cost-effective to both the director and to us. In connection with the granting of stock awards and deferred stock units, we have provided for a maximum annual grant limit of awards representing 1,250 shares of common stock but only for purposes of calculating this annual limit, stock options shall be considered to give the holder the right to purchase only one-half of a share of common stock. In addition, upon an eligible director’s initial election to the Board, the Board may grant such eligible director awards representing up to 2,500 shares of common stock, provided that only for these purposes, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock. The plan currently provides a maximum annual grant limit of options to purchase 2,500 shares of common stock and the Board has the ability to grant options to purchase 5,000 shares of common stock upon an eligible director’s initial election to the Board. We believe that these limits need to be modified in connection with the ability of the Board to grant stock awards and deferred stock units. Furthermore, we believe that it is necessary for the Board to have the ability to grant additional awards in its discretion in order to compete with other companies in our peer group and industry for highly qualified independent directors. We believe that our ability to grant stock awards and deferred stock units is a valuable and necessary compensation tool that will help us to attract and retain qualified independent directors to devote their best efforts to our business and financial success. In addition, we believe that the grant of stock awards and deferred stock units to such directors further promote the mutuality of interests between such directors and Triumph’s stockholders. These amendments, to expand the classes of awards to include stock awards and deferred stock units under the Directors’ Plan, to modify the annual limitation, to modify the grant limitation upon an eligible director’s initial election to the Board, and to allow the Board to grant additional awards in its discretion are necessary to meet the above objectives in the future.

Furthermore, we believe that an award agreement may incorporate a different definition of “Change in Control” than the definition currently in the Directors’ Plan. In particular, the definition of “Change in Control” may be required to change for certain awards in order to comply with Section 409A of the Internal Revenue Code of 1986. The Board of Directors believes that approval of this proposal is in the best interests of Triumph and its stockholders.

The material features of the Directors’ Plan are described below.

The Board recommends that stockholders vote “FOR” the amendment and restatement of the Directors’ Plan (i) to expand the classes of awards to include stock awards and deferred stock units, (ii) to provide for a maximum annual grant limit for each non-employee director of awards representing 1,250 shares of common stock, provided that only for purposes of calculating this maximum annual limit, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock, (iii) to provide for the grant of awards representing up to 2,500 shares of common stock upon an eligible director’s initial election to the Board, provided that only for purposes of calculating such limit, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock, (iv) to provide for the grant of additional awards to any eligible director in the Board’s discretion, and (v) to provide that the definition of “Change in Control” may be otherwise defined in an award agreement.

Description of the Triumph Group, Inc.’s Directors’ Stock Incentive Plan

Administration

The Directors’ Plan is administered by the Board.

Eligibility

Each director of Triumph who is not an officer or employee of Triumph or any of its subsidiaries may be granted awards under the Directors’ Plan.

Share Limitations

The aggregate number of shares subject to stock options granted under the Directors’ Plan is currently 115,000. If Proposal No. 3 is approved, the Board may grant stock options, stock awards and/or deferred stock units representing an aggregate total of 115,000 shares of common stock. If Proposal No. 3 is approved, each non-employee director may be granted annual awards of stock options, stock awards and/or deferred stock units representing not more than 1,250 shares of common stock, provided, however that only for purposes of calculating this maximum annual limit, a stock option shall be considered to give the holder the right to purchase only one-half share of our common stock. If Proposal No. 3 is approved, the Board may also grant to any eligible director, upon his or her initial election to the Board, awards representing up to 2,500 shares of common stock, provided, however that only for purposes of calculating such limit, a stock option shall be considered to give the holder the right to purchase only one-half share of our common stock. In addition to the grants described in the preceding sentences, the Board may from time to time grant additional awards to any eligible director, if Proposal No. 3 is approved. The Board has full authority to select the eligible directors to whom such awards are to be granted and to determine the number of shares of common stock to be covered by each award. The Board shall have full authority to determine whether an award is a stock option, stock award or a deferred stock unit and the number of each type of award to be granted, subject to the limitations in the preceding sentences. Unissued shares subject to awards that are cancelled, expired or are terminated will be available for re-grant under the Directors’ Plan.

Terms and Conditions of Stock Options

Each stock option must be evidenced by a stock option certificate executed by Triumph and is subject to the following additional terms and conditions. Each stock option shall be a non-qualified stock option.

Exercise Price.   The exercise price of an option is the fair market value of the common stock on the date of grant. The fair market value of the common stock is the closing price of a share in the New York Stock Exchange Composite Transactions on the previous regular trading day or, if no sale has been made on the New York Stock Exchange on that date, or if such common stock was not listed or reported on such date, the fair market value shall be as determined under the regulations under Section 409A of the Code.

Exercise of Stock Option; Form of Consideration.   The Board determines when stock options become exercisable and in its discretion may accelerate the vesting of any outstanding option. The Directors’ Plan permits payment to be made by cash or check and, with the consent of the Board, other shares of common stock of Triumph or by a reduction in the number of shares of common stock otherwise issuable upon such exercise.

Term of Stock Option.   The term of a stock option may be no more than ten years from the date of grant. A stock option may not be exercised after the expiration of its term.

Termination.   Unless otherwise specified in the option agreement, if a participant ceases to be a member of the Board for any reason other than death or disability, then all options held by the participant under the Directors’ Plan will terminate 90 days after the date on which the participant ceases to be a member of the Board, provided, however, that the Board may extend such exercise period based on factors deemed appropriate by the Board, but not beyond the expiration of the stated term of the stock option.

Death or Disability.   Unless otherwise specified in the option agreement, if a participant ceases to be a member of the Board as a result of the participant’s death, then all vested options will remain exercisable after time of death, or on such accelerated basis as the Board may determine, until expiration of the stated term or on such earlier time as the Board may determine. Unless otherwise specified in the option agreement, if a participant ceases to be a member of the Board as a result of the participant’s disability, then all vested options will remain exercisable after the incurrence of the disability, or on such accelerated basis as the Board may determine, until expiration of the stated term or such earlier time as the Board may determine.

Other Provisions.   The stock option certificate may contain other terms, provisions and conditions not inconsistent with the Directors’ Plan as may be determined by the Board.

Terms and Conditions of Stock Awards.

If Proposal No. 3 is approved, the Board shall be able to grant stock awards to any eligible director. Each stock award will be evidenced by a stock award agreement between Triumph and the participant and is subject to the following additional terms and conditions.

Vesting and Performance Criteria.   Stock awards shall vest at such time and in such installments as determined by the Board; provided, however, that the vesting of the stock awards may be subject to the attainment of performance goals.

Forfeiture.   Unless otherwise provided in the stock award agreement, if a participant ceases to be a member of the Board for any reason other than retirement, disability or divestiture, the shares subject to a stock award that have not become vested pursuant to the stock award agreement shall be forfeited. Ceasing to be a member of the Board due to death shall be covered by this paragraph.

Disability or Retirement of Participant.   Unless otherwise provided in the stock award agreement, if a participant ceases to be a member of the Board due to the participant’s disability or retirement, all outstanding stock awards granted to such participant shall continue to vest, provided certain conditions are met as specified in the Directors’ Plan.

Divestiture.   If a participant ceases to be a member of the Board because of a divestiture by Triumph, prior to such termination of membership, the Board may, in its sole discretion, accelerate the vesting of all or a portion of any outstanding stock award granted to such participant and provide that all forfeiture provisions with respect to such stock awards shall lapse.

Other Provisions.   The stock award certificate may contain other terms, provisions and conditions not inconsistent with the Directors’ Plan as may be determined by the Board.

Terms and Conditions of Deferred Stock Units.

If Proposal No. 3 is approved, the Board shall be able to grant deferred stock units to any eligible director. Each deferred stock unit will be evidenced by a deferred stock unit agreement between Triumph and the participant and is subject to the following additional terms and conditions.

Vesting and Performance Criteria.   Deferred stock units shall vest at such time and in such installments as determined by the Board; provided, however, that the vesting of the deferred stock units may be subject to the attainment of performance goals.

Forfeiture.   Unless otherwise provided in the deferred stock unit agreement, if a participant ceases to be a member of the Board for any reason other than death, disability or divestiture, the shares subject to a deferred stock unit that have not become vested pursuant to the deferred stock unit agreement shall be forfeited. Ceasing to be a member of the Board due to death shall be covered by this paragraph.

Disability or Retirement of Participant.   Unless otherwise provided in the deferred stock unit agreement, if a participant ceases to be a member of the Board due to the participant’s disability or retirement, all outstanding deferred stock units granted to such participant shall continue to vest, provided certain conditions are met as specified in the Directors’ Plan.

Divestiture.   If a participant ceases to be a member of the Board because of a divestiture by Triumph, prior to such termination of membership, the Board may, in its sole discretion, accelerate the vesting of all or a portion of any outstanding deferred stock unit granted to such participant and provide that all forfeiture provisions with respect to such deferred stock units shall lapse.

Dividend Equivalents.   The deferred stock unit agreement may provide that the holder of a deferred stock unit will be entitled to receive payment from us at such times as set forth in the deferred stock unit agreement in an amount equal to each cash dividend (“Cash Dividend”) that we would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of shares of common stock equal to the number of deferred stock units which had been awarded to such holder as of the record date.

Other Provisions.   The deferred stock unit certificate may contain other terms, provisions and conditions not inconsistent with the Directors’ Plan as may be determined by the Board.

Nontransferability

Unless otherwise provided in an award agreement, awards granted under the Directors’ Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the participant’s lifetime only by the participant.

Adjustments Upon Changes in Capitalization, Merger or Sale of Assets

Subject to any required action by Triumph’s stockholders, the number and kind of shares covered by each outstanding award, in the minimum and maximum limits set forth in the Directors’ Plan, will be adjusted as determined by the Board in the event of a reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, merger, consolidation, combination of Triumph’s stock, or any other increase or decrease in the number of issued shares of Triumph’s stock effected without receipt of consideration by Triumph.

In the event of a change of control of Triumph, as defined in the Directors’ Plan or if Proposal No. 3 is approved, in the Directors’ Plan or an award agreement, each award then outstanding shall become immediately vested, and in the case of stock options, exercisable to the full extent of the shares of Common Stock.

Amendment and Termination of the Plan

The Board may amend, discontinue or terminate the Directors’ Plan, or any part thereof, at any time and for any reason; provided, however, that any “material revision” to the Directors’ Plan requires stockholder approval. No such action by the Board may alter or impair any award previously granted under the Directors’ Plan without the written consent of the participant. Unless terminated earlier, the Directors’ Plan shall terminate ten years from the date of its approval by the Board.

Federal Income Tax Consequences

Stock Options.   A participant does not recognize any taxable income at the time a stock option is granted under the Directors’ Plan. Upon exercise, the participant recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price, and Triumph recognizes a Federal income tax deduction of the same amount. Triumph is entitled to a Federal income tax deduction in the same amount as and at the same time the participant recognizes ordinary income for Federal income tax purposes. Upon a disposition of such shares by the participant, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards and Deferred Stock Units.   A participant generally does not recognize any taxable income at the time a stock award or deferred stock unit is granted under the Directors’ Plan. A stock award, however, is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to be a member of the Board. As a result of this substantial risk of forfeiture, the employee generally will not recognize ordinary income at the time of award. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture. A participant will recognize taxable income on deferred stock units as the deferred stock units become vested and the shares of common stock represented by the deferred stock units are issued to the participant. A participant also recognizes taxable income when he or she receives cash representing Dividend Equivalents. Triumph is entitled to a Federal income tax deduction in the same amount as and at the same time the participant recognizes ordinary income for Federal income tax purposes.

The foregoing is only a summary of the effect of U.S. federal income taxation upon participants and Triumph with respect to the grant and exercise of awards under the Directors’ Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the director’s death or the income tax laws of any municipality, state or foreign country in which the director’s income or gain may be taxable.

Incorporated by Reference

The foregoing is only a summary of the Directors’ Plan and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix B to this Proxy Statement.

The Board recommends that stockholders vote “FOR” the approval of the amendment and restatement of Triumph Group, Inc.’s Directors’ Stock Incentive Plan.

Equity Compensation Plan Information

The following table summarizes certain information with respect to our compensation plans and individual compensation arrangements under which our equity securities have been authorized for issuance as of the fiscal year ended March 31, 2006:

Number of securities remaining
available for future issuance
	Number of securities to be issued	Weighted-average exercise	under equity compensation plans
	upon exercise of outstanding	price of outstanding options,	(excluding securities reflected in
	options, warrants and rights	warrants and rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	898,072	$35.10	1,719,826
Equity compensation plans not approved by security holders	—	$—	—
Total	898,072	$35.10	1,719,826

General and Other Matters

The Board knows of no matter, other than as referred to in this proxy statement, which will be presented at the meeting. However, if other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them with their judgment in those matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Triumph’s directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of Triumph’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Triumph. Directors, officers and 10% holders are required by SEC regulations to send Triumph copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms sent to Triumph and the representations made by the reporting persons to Triumph, Triumph believes that during the fiscal year ended March 31, 2006, its directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

Stockholder Proposals—2007 Annual Meeting

Proposals of stockholders intended to be presented at the annual meeting of stockholders in 2007 must be received by February 21, 2007 to be considered for inclusion in Triumph’s proxy statement and form of proxy relating to that meeting. If any stockholder wishes to present a proposal to the 2007 annual meeting of stockholders that is not included in Triumph’s proxy statement for that meeting and fails to submit that proposal to the Secretary of Triumph on or before May 7, 2007, then Triumph will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in its proxy statement. Stockholder proposals should be directed to the Secretary, at the address of Triumph set forth on the first page of this proxy statement.

Householding of Proxy Materials

Certain stockholders who share the same address may receive only one copy of the Proxy Statement and Triumph’s 2006 Annual Report to Stockholders in accordance with a notice delivered earlier this year from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting Triumph by telephone at (610) 251-1000 or in writing at 1550 Liberty Ridge, Suite 100, Wayne, PA 19087, Attention: Secretary. Stockholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.

Annual Report on Form 10-K

Triumph will promptly provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of Triumph’s annual report on Form 10-K for the fiscal year ended March 31, 2006 including financial statements and the schedules thereto. Such written and any oral requests should be directed to Triumph at 1550 Liberty Ridge, Suite 100, Wayne, PA 19087, Attention: Secretary, (610) 251-1000.

By order of the Board of Directors,

John B. Wright, II
Secretary

June 23, 2006

Appendix A

TRIUMPH GROUP, INC.
INDEPENDENCE STANDARDS FOR DIRECTORS

The following standards shall be applied by the Board of Directors of Triumph Group, Inc. (“Triumph”) in determining whether individual Directors qualify as “independent” under the Rules of the New York Stock Exchange. References to Triumph include its consolidated subsidiaries.

1.                No director will be qualified as “independent” unless the Board of Directors affirmatively determinates that the director has no material relationship with Triumph, either directly or as a partner, shareholder, or officer of an organization that has a relationship with Triumph. Triumph will disclose these affirmative determinations.

2.                No director who is a former Triumph employee can be deemed “independent” until three years after the end of his or her employment relationship with Triumph has ended.

3.                No director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from Triumph, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be “independent” until three years after he or she ceases to receive more than $100,000 per year in such compensation.

4.                No director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Triumph can be “independent” until five years after the end of either the affiliation or the employment or the auditing relationship.

5.                No director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Triumph’s present executives serve on that company’s compensation committee can be “independent” until three years after the end of such service or employment relationship.

6.                No director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company (excluding charitable organizations) that makes payments to, or receives payments from, Triumph for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, can be “independent” until three years after falling below such threshold.

7.                No director can be “independent” if Triumph has made charitable contributions to any charitable organization in which such director serves as an executive officer if, within the preceding three years, contributions by Triumph to such charitable organization in any single completed fiscal year of such charitable organization exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

Effective:  July 12, 2004

A-1

Appendix B

TRIUMPH GROUP, INC.

AMENDED AND RESTATED DIRECTORS’ STOCK INCENTIVE PLAN

ARTICLE I

Purpose

The purpose of this Amended and Restated Directors’ Stock Incentive Plan (the “Plan”), previously named the Directors’ Stock Option Plan, is to enable Triumph Group, Inc. to attract and retain qualified independent directors and to further promote the mutuality of interests between such directors and the Company’s stockholders.

ARTICLE II

Definitions

For purposes of this Plan, the following terms shall have the following meanings:

2.1       “Affiliate” shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Board.

2.2       “Award” shall mean a Stock Option, Stock Award or Deferred Stock Unit, granted in accordance with the terms of the Plan.

2.3       “Award Agreement” means a Stock Option certificate, Stock Award Agreement or Deferred Stock Unit Award Agreement, as the case may be.

2.4       “Board” shall mean the Board of Directors of the Company.

2.5       “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.6       “Common Stock” means the Common Stock, $.001 per value per share, of the Company.

2.7       “Company” means Triumph Group, Inc., a Delaware corporation.

2.8       “Deferred Stock Unit” means the right to receive shares of Common Stock, subject to a risk of forfeiture, pursuant to Article VIII.

2.9       “Deferred Stock Unit Agreement” shall mean the agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Board, evidencing the terms and conditions of an individual Deferred Stock Unit. Each Deferred Stock Unit Award Agreement is subject to the terms and conditions of the Plan.

2.10    “Effective Date” shall mean the date on which the Plan is approved by the Company’s stockholders.

2.11    “Eligible Director” shall mean any member of the Board who, on the date of the granting of an Award, is not an officer or an employee of the Company or any of the Company’s subsidiaries.

2.12    “Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the previous regular trading day’s closing price of actual sales of shares of Common Stock on the principal national securities exchange on which the Common Stock is listed, or if not listed, as reported on the Nasdaq Stock Market on such date, or if such Common Stock was not listed or reported on such date, the fair market value as determined under regulations under Section 409A of the Code.

2.13    “Mature Common Stock” shall mean Common Stock owned for six months or more, or such other period as the Board may determine subject to applicable accounting regulations, by the respective Participant.

2.14    “Participant” shall mean an Eligible Director to whom an Award has been granted under the Plan.

2.15    “Retirement” shall mean retirement from active service on the Board as determined by the Board.

2.16    “Stock Award” shall mean an award or issuance of shares of Common Stock pursuant to Article VII of the Plan.

2.17    “Stock Award Agreement” shall mean the agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Board, evidencing the terms and conditions of an individual Stock Award. Each Stock Award Agreement is subject to the terms and conditions of the Plan.

2.18    “Stock Option” or “Option” shall mean any option to purchase shares of Common Stock granted pursuant to Article VI of the Plan.

ARTICLE III

Administration

3.1       Administration. The Plan shall be administered and interpreted by the Board.

3.2       Guidelines. Subject to Article IX hereof, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Board under this Section 3.2 shall impair the rights of any Participant without the Participant’s consent, unless otherwise required by law.

3.3       Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Board arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.

ARTICLE IV

Share Limitation

4.1       Shares. The maximum aggregate number of shares of Common Stock subject to Awards that may be granted under the Plan is 115,000 (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or issued Common Stock reacquired by the Company. If any Award granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unissued shares shall again be available for the purposes of the Plan.

4.2       Adjustments Upon Changes in Capitalization. In the event of reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders in respect of stock other than a cash dividend, the Board shall make such adjustments in the number and kind of shares authorized by the

Plan, in the minimum and maximum limits set forth in Article V and in any outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this section shall, where appropriate, be paid in cash to the Participant. If during the term of any Award granted hereunder the Company shall be, with the prior approval of a majority of the members of the Board, merged into or consolidated with or otherwise combined with or acquired by a person or entity, or there is a liquidation of the Company, then at the election of the Board, the Company may take such other action as the Board shall determine to be reasonable under the circumstances to permit the Participant to realize the value of such Award, including without limitation paying cash to such Participant equal to the value of the Award or requiring the acquiring corporation to grant options or stock to such Participant having a value equal to the value of the Award.

ARTICLE V

Eligibility and Grants of Awards

5.1       Eligible Directors. Only Eligible Directors may be granted Awards under the Plan.

5.2       Annual Grants. The Board may make an annual grant to each Eligible Director of Awards representing not more than 1,250 Shares of Common Stock, provided however, that only for purposes of calculating the maximum annual limit, an Option shall be considered to give the holder the right to purchase only one-half of a share of Common Stock. Except as otherwise provided in this Section, the Board shall have full authority to determine whether an Award is an Option, a Stock Award or a Deferred Stock Unit and the number of each type of Award to be granted.

5.3       New Director Grants. The Board may grant to any Eligible Director, upon his or her initial election to the Board, Awards representing up to 2,500 shares of Common Stock; provided however, that only for purposes of calculating this limit, an Option shall be considered to give the holder the right to purchase only one-half of a share of Common Stock. Subject to the maximum limit set forth in the preceding sentence, the number of shares of Common Stock subject to such Stock Options shall be determined by the Board, and may be greater than or less than the number of shares of Common Stock subject to any prior grants.

5.4       Discretionary Grants. In addition to the grants described in 5.2 and 5.3 above, the Board may from time to time grant additional Awards to any Eligible Director. The Board shall have full authority to select the Eligible Directors to whom such Awards are to be granted and to determine the number of shares of Common Stock to be covered by each such Award.

ARTICLE VI

Stock Options

6.1       Options. Subject to Article V, all Stock Options granted under the Plan shall be non-qualified stock options (i.e., options that do not qualify as incentive stock options under section 422 of the Code).

6.2       Grants. The Board shall have full authority to grant Stock Options in its discretion pursuant to this Article VI.

6.3       Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

(a)    Stock Option Certificate. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option certificate executed by the Company. The Stock Option certificate shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and such other terms and conditions, consistent with the provisions of the Plan, as the Board shall deem advisable.

(b)   Option Price. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant.

(c)    Option Term. The term of each Stock Option shall be ten years from the date of grant.

(d)   Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant; provided that the Board may waive any installment exercise or waiting period provisions, in whole or in part, at any time, based on such factors as the Board shall, in its sole discretion, deem appropriate.

(e)    Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the option price therefore. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 11.2. The option price may be paid in cash or by check payable to the Company or, with the consent of the Board on or after the date of grant, in whole or in part in shares of Mature Common Stock or by a reduction in the number of shares of Common Stock otherwise issuable upon such exercise, with the shares of Common Stock in either case valued at the Fair Market Value on the date of exercise. Upon payment in full of the option price and satisfaction of the other conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant.

(f)    Termination. Unless otherwise determined by the Board, Stock Options held by a Participant who ceases to be a member of the Board shall be exercisable as follows:

(i)    If the Participant ceases to be a member of the Board by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such Option was exercisable at the time of death or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the Participant’s estate, until the expiration of the stated term of the Option or until such earlier time as the Board may determine at the time the Option is granted or such accelerated basis is determined.

(ii)   If the Participant ceases to be a member of the Board by reason of disability (as determined by the Board), any Stock Option held by such Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s legal representative), to the extent it was exercisable at the time the Participant ceased to be a member of the Board or on such accelerated basis as the Board may determine at or after grant, until the expiration of the stated term of the Option or until such earlier time as the Board may determine at the time the Option is granted or such accelerated basis is determined.

(iii)  If the Participant ceases to be a member of the Board for any reason other than death or disability, the Stock Option shall terminate 90 days after the date on which the Participant ceased to be a member of the Board; provided, however, that the Board may extend such exercise period based on such factors as the Board shall, in its sole discretion, deem appropriate, but not beyond the expiration of the stated term of the Option.

6.4       Rights as Stockholder. A Participant shall not be deemed to be the holder of Common Stock, or have any of the rights of a holder of Common Stock, with respect to shares subject to an Option, until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.

ARTICLE VII

Stock Awards

7.1       Subject to Article V, The Board shall have full authority to grant Stock Awards in its discretion pursuant to this Article VII.

7.2       Each Stock Award shall be evidenced by a Stock Award Agreement, the terms and conditions of which are consistent with the following:

(a)    Restrictions and Performance Criteria. Stock Awards shall vest at such time and in such installments as determined by the Board; provided, however, that the vesting of Stock Awards may be subject to the attainment of performance goals.

(b)   Forfeiture. Unless otherwise provided in the Stock Award Agreement, upon the Participant’s ceasing to be a member of the Board (other than as provided below in Sections 7.2(c) and (d)), the shares of Common Stock subject to a Stock Award that have not yet become vested pursuant to the Stock Award Agreement shall be forfeited. For clarity, ceasing to be a member of the Board due to death shall be covered by this paragraph.

(c)    Disability or Retirement of Participant. Unless otherwise provided in the Stock Award Agreement, if a Participant ceases to be a member of the Board due to disability (as determined by the Board) or Retirement, all outstanding Stock Awards granted to such Participant shall continue to vest, provided the following conditions are met:

(i)    The Participant shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Board, competes with, or is in conflict with the interest of, the Company. The Participant shall be free, however, to purchase as an investment or otherwise stock or other securities of such organizations as long as they are listed upon a recognized securities exchange or traded over-the-counter, or as long as such investment does not represent a substantial investment in the opinion of the Committee or a significant (great than 3%) interest in the particular organization. For the purposes of this subsection, a company (other than an Affiliate) which is engaged in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company or any of its Affiliates shall be deemed to compete with the Company; and

(ii)   The Participant shall not, without prior written authorization from the Company, use in other than the business of the Company or any of its Affiliates, any confidential information or material relating to the business of the Company or its Affiliates, either during or after service on the Company’s Board.

(d)   Divestiture. If a Participant will cease to be a member of the Board because of a divestiture by the Company, prior to such termination of membership, the Board may, in its sole discretion, accelerate the vesting of all or a portion of any outstanding Stock Award granted to such Participant and provide that all forfeiture provisions with respect to such Stock Awards shall lapse. The determination of whether a divestiture will occur shall be made by the Board in its sole discretion.

(e)    Rights as a Stockholder. The Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

ARTICLE VIII

Deferred Stock Units

8.1       Subject to Article V, the Board shall have full authority to grant Deferred Stock Units in its discretion pursuant to this Article VIII.

8.2       Each Deferred Stock Unit shall be evidenced by a Deferred Stock Unit Award Agreement, the terms and conditions of which are consistent with the following:

(a)    Restrictions and Performance Criteria. Deferred Stock Units shall vest at such time and in such installments as determined by the Board; provided, however, that the vesting of Deferred Stock Units may be subject to the attainment of performance goals.

(b)   Forfeiture. Unless otherwise provided in the Deferred Stock Unit Award Agreement, upon the Participant’s ceasing to be a member of the Board (other than as provided below in Sections 8.1(c) and (d)), the shares of Common Stock subject to a Deferred Stock Unit Award that have not yet become vested pursuant to the Deferred Stock Unit Agreement shall be forfeited. For clarity, ceasing to be a member of the Board due to death shall be covered by this paragraph.

(c)    Disability or Retirement of Participant. Unless otherwise provided in the Deferred Stock Unit Award Agreement, if a Participant ceases to be a member of the Board due to disability (as determined by the Board) or Retirement, all outstanding Deferred Stock Units granted to such Participant shall continue to vest, provided the following conditions are met:

(i)    The Participant shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Board, competes with, or is in conflict with the interest of, the Company. The Participant shall be free, however, to purchase as an investment or otherwise stock or other securities of such organizations as long as they are listed upon a recognized securities exchange or traded over-the-counter, or as long as such investment does not represent a substantial investment in the opinion of the Committee or a significant (great than 3%) interest in the particular organization. For the purposes of this subsection, a company (other than an Affiliate) which is engaged in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company or any of its Affiliates shall be deemed to compete with the Company; and

(ii)   The Participant shall not, without prior written authorization from the Company, use in other than the business of the Company or any of its Affiliates, any confidential information or material relating to the business of the Company or its Affiliates, either during or after service on the Company’s Board.

(d)   Divestiture. If a Participant will cease to be a member of the Board because of a divestiture by the Company, prior to such termination of membership, the Board may, in its sole discretion, accelerate the vesting of all or a portion of any outstanding Deferred Stock Unit granted to such Participant and provide that all forfeiture provisions with respect to such Deferred Stock Units shall lapse. The determination of whether a divestiture will occur shall be made by the Board in its sole discretion.

(e)    Dividend Equivalents. The Deferred Stock Unit Award Agreement may provide that the holder of the Deferred Stock Units will be entitled to receive payment from the Company at such times as set forth in the Deferred Stock Unit Award Agreement in an amount equal to each cash dividend (“Dividend Equivalent”) the Company would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Deferred Stock Units which had been awarded to such holder as of the close of business on such record date. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents that would have been paid to the holder of Deferred Stock Units shall be credited. Such account will not bear interest.

8.3       Rights as a Stockholder. The Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant to the extent described in the terms of a Deferred Stock Award Agreement.

ARTICLE IX

Termination or Amendment

9.1       Termination or Amendment of Plan.

(a)    Except as provided in Subsection (b), the Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article X); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant.

(b)   Any amendment that constitutes a “material revision” to the Plan requiring stockholder approval pursuant to the New York Stock Exchange Corporate Governance Listing Standards shall not be effective unless approved by the Company’s stockholders.

9.2       Amendment of Awards. The Board may amend the terms of any Award previously granted, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Board shall impair the rights of any holder without the holder’s consent.

ARTICLE X

Unfunded Plan

10.1    Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE XI

General Provisions

11.1    Nonassignment. Except as otherwise provided in the Award Agreement, any Award granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any such Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.

11.2    Legend. The Board may require each person acquiring shares hereunder to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.3    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

11.4    No Right to Continue as Director. Neither the Plan nor the grant of any Award hereunder shall confer upon any person the right to continue as a director of the Company or obligate the Company to nominate any director for reelection by the Company’s stockholders.

11.5    Listing and Other Conditions.

(a)    If the Common Stock is listed on a national securities exchange, the issuance of any shares of Common Stock upon exercise of an Award shall be conditioned upon such shares being listed on such exchange. The Company shall have no obligation to issue any shares of Common Stock upon exercise of an Award unless and until such shares are so listed, and the right to exercise any Award shall be suspended until such listing has been effected.

(b)   If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

(c)    Upon termination of any period of suspension under this Section 11.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

11.6    Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware.

11.7    Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as through they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

11.8    Liability of Board Members. No member of the Board nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

11.9    Costs. The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock upon exercise of Stock Options.

11.10  Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

11.11  Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

11.12  Headings. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting the Plan.

11.13  Change in Control. Upon the occurrence of a Change in Control, each Award then outstanding shall become immediately vested, and in the case of Options, exercisable to the full extent of the shares of Common Stock subject thereto. For purposes of this Plan, unless otherwise defined in the Award Agreement, a “Change in Control” shall be deemed to have occurred if at any time after the Effective Date any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) becomes the “beneficial owner” (as defined in Section 13(d)(3) under the 1934 Act) of securities of the Company representing more than 35 percent (35%) of the total aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, and such person or group owns more aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors than any other person or group. Notwithstanding anything else contained in this Section 11.13, a Participant shall be eligible to exercise Awards both before and after a Change in Control to the full extent otherwise permitted under the Plan.

ARTICLE XII

Term of Plan

12.1    Effective Date. The Plan shall be effective as of the Effective Date.

12.2    Termination. Unless sooner terminated, the Plan shall terminate ten years after it is adopted by the Board and no Awards may be granted thereafter. Termination of the Plan shall not affect Awards granted before such date, which will continue to be exercisable after the Plan terminates.

c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

V Please fold and detach card at perforation before mailing. V

Proxy	Triumph Group, Inc.	Proxy
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Richard C. Ill and John R. Bartholdson as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Triumph Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on July 27, 2006 or any adjournments thereof.

Dated:	, 2006

Signature

Signature
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

V Please fold and detach card at perforation before mailing. V

If no direction is given with respect to the election of directors or if you vote “FOR” the election of the nominees as directors, the proxies will allocate votes in their discretion among the nominees, unless otherwise specified. If no direction is given, the proxies will vote “FOR” proposals 2 and 3.

The Board recommends a vote “FOR” the directors and “FOR” proposals 2 and 3.

1.	Election of Directors.
Nominees: Richard C. Ill John R. Bartholdson Richard C. Gozon Claude F. Kronk William O. Albertini George Simpson Terry D. Stinson

	☐ FOR all nominees listed above (except for those I have crossed-out)		☐ WITHHOLD AUTHORITY to vote for all nominees listed above

To withhold authority to vote for any nominee, check the “FOR” box and cross out his name above. To withhold authority to vote for all nominees, check the “WITHHOLD AUTHORITY” box.

To distribute your votes on a cumulative basis, write the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each on the line.

2.	Ratification of appointment of Ernst & Young LLP as Triumph’s independent registered public accounting firm.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.

Approval of the amendment and restatement of Triumph Group, Inc.’s Directors’ Stock Incentive Plan (the “Directors’ Plan”) previously named the Directors’ Stock Option Plan (i) to expand the classes of awards to include stock awards and deferred stock units; (ii) to provide for a maximum annual grant limit for each non-employee director of awards representing 1,250 shares of common stock, provided that only for purposes of calculating this maximum annual limit, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock; (iii) to provide for the grant of awards representing up to 2,500 shares of common stock upon an eligible director’sinitial election to the Board, provided that only for purposes of calculating such limit, an option shall be considered to give the holder the right to purchase only one-half of a share of common stock; (iv) to provide for the grant of additional awards to any eligible director in the Board’s discretion; and (v) to provide that the definition of “Change in Control” may be otherwise defined in an award agreement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued on reverse side)